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                                                                    EXHIBIT 4.10


                            AMENDMENT AGREEMENT NO. 1
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS AMENDMENT AGREEMENT is made and entered into as of this 12th day of March, 1998, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997 among such Lenders, Borrower and the Agent (the "Agreement") and the Lenders whose names are subscribed hereto.

                              W I T N E S S E T H:
                             ---------------------

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $40,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all wholly-owned Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be amended and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendment, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective December 31, 1997, as follows:

                  (a) The definition of "Consolidated Net Income Available for Fixed Charge" in SECTION 1.01 is amended by (x) deleting the word "and" immediately preceding clause (iii), (y) deleting the period at the end of clause (iii) and adding in lieu thereof a comma and the word "and", and (z) adding a new clause (iv) reading as follows:

                  "(iv) the tax adjusted non-recurring charges of up to $11,250,000 taken by Borrower in the fiscal quarter ending Dedcember 31, 1997"


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                  (b) Clause (i) of SECTION 7.06 is amended in its entirety so that as amended it shall read as follows:

                 "(i)     $129,000,000 at December 31, 1997 and"

         3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article V of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 6.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent four (4) counterparts of this Amendment Agreement duly executed by the Borrower and consented to by each of the Subsidiaries.


         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all


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the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                                     BORROWER:

WITNESS:                                             THE WACKENHUT CORPORATION


 /s/ CAROL L. GLOVER                                 By: /s/ PHILIP L. MASLOWE
 -------------------------                               ----------------------
                                                     Name:    Philip L. Maslowe
 /s/ LINDA A. PARRISH                                Title:   SVP/CFO
 -------------------------
                                                     By: /s/ TERRY MAYOTTE
                                                         ----------------------
                                                     Name:    Terry Mayotte
                                                     Title:   Treasurer


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                                     GUARANTORS:

                                         AMERICAN GUARD AND ALERT, INCORPORATED
                                         DIVERSIFIED CORRECTIONAL SERVICES,
                                          INCORPORATED
                                         TITANIA ADVERTISING, INCORPORATED
                                         TITANIA INSURANCE COMPANY OF AMERICA
                                         TUHNEKCAW, INC.
                                         WACKENHUT AIRLINE SERVICES, INC.
                                         WACKENHUT EDUCATIONAL SERVICES, INC.
                                         WACKENHUT EDUCATIONAL SERVICES, INC.
                                         WACKENHUT FINANCIAL, INC.
                                         WACKENHUT INTERNATIONAL, INCORPORATED
                                         WACKENHUT OF NEVADA, INC.
                                         WACKENHUT PUERTO RICO, INC.
                                         WACKENHUT SERVICES, INCORPORATED
                                         WACKENHUT SERVICES LIMITED LIABILITY
                                          COMPANY
                                         WACKENHUT SPORTS SECURITY, INC.
                                         WACKENHUT RESOURCES, INCORPORATED
                                         KING STAFFING, INC.
                                         SOUTHEASTERN RESOURCES, INC.
                                         WORKFORCE ALTERNATIVE, INC.
                                         KING TEMPORARY STAFFING, INC.
                                         WRI II, INC.
                                         PROFESSIONAL EMPLOYEE MANAGEMENT, INC.

WITNESS:

 /s/ CAROL L. GLOVER
 ------------------------
                                                     By: /s/ PHILIP L. MASLOWE
                                                         ----------------------
 /s/ LINDA A. PARRISH                                Name:    Philip L. Maslowe
 ------------------------                            Title:   SVP/CFO

                                                     By: /s/ TERRY MAYOTTE
                                                         ----------------------
                                                     Name:    Terry Mayotte
                                                     Title:   Treasurer

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                                             NATIONSBANK, NATIONAL ASSOCIATION,
                                             as Agent for the Lenders

                                             By: /s/ ANDREW M. AIRHEART
                                                 ----------------------
                                                 Name: Andrew M. Airheart
                                                 Title:   Senior Vice President


                                             NATIONSBANK, NATIONAL ASSOCIATION,
                                             as Lender

                                             By: /S/ ANDREW M. AIRHEART
                                                 ----------------------
                                                 Name: Andrew M. Airheart
                                                 Title:   Senior Vice President


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                                           SCOTIABANC INC.

                                           By: /s/ WILLIAM E. ZARRETT
                                               ----------------------
                                           Name:    William E. Zarrett
                                           Title:   Senior Relationship Manager







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                                             SUNTRUST BANK, SOUTH FLORIDA, N.A.

                                             By: /s/ JEFFREY S. WOLFE
                                                 ------------------------------
                                                 Name:    Jeffrey S. Wolfe
                                                 Title:   Vice President






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